November 2010 Free Writing Prospectus Registration Statement No. 333-158385 Dated November 2, 2010 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS Opportunities in U.S. Equities

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM
Buffered PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will pay no interest, provide a minimum payment of only 10% of principal at maturity and have the terms described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 3 shall refer to the “underlying index” herein.  At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity.  At maturity, if the underlying index has depreciated in value, and (i) if the closing value of the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the underlying index has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity.  Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.  All payments on the Buffered PLUS are subject to the credit risk of HSBC.

INDICATIVE TERMS
Issuer:	HSBC USA Inc.
Maturity date:	November 28, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Underlying index:	S&P 500® Index
Aggregate principal amount:
Payment at maturity:
•      If the final index value is greater than the initial index value:
$10 + the leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
•      If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%:
$10
•      If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%:
($10 x the index performance factor) + $1.00
This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x index percent increase
Leverage factor:	200%
Index percent increase:	(final index value – initial index value) / initial index value
Initial index value:	The index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Valuation date:	November 23, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index performance factor:	final index value / initial index value
Maximum payment at maturity:	$11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS
Pricing date:	November 23, 2010
Original issue date:	November 29, 2010 (3 business days after the pricing date)
CUSIP:	40432R468
ISIN:	US40432R4680
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc.
Commissions and Issue Price:	Price to Public	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS	$10	$0.225	$9.775
Total	$	$	$
(1)
HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each Buffered PLUS they sell. See “Supplemental plan of distribution (conflicts of interest).”

Investment in the Buffered PLUS involve certain risks.  See “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

Neither he U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the Buffered PLUS, or determined that this free writing prospectus or the accompanying underlying supplement no. 3, product supplement, prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should read this document together with the related underlying supplement no. 3, product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

The Buffered PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Investment Overview

Buffered Performance Leveraged Upside Securities
The Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying index that enhances returns for a certain range of positive performance of the underlying index

▪	To enhance positive returns and potentially outperform the underlying index in a moderately bullish scenario

▪
To achieve similar levels of upside exposure to the underlying index as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the underlying index

Maturity:	2 years

Leverage factor:	200%

Maximum payment at maturity:	$11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount) (to be determined on the pricing date)

Buffer amount:	10%

Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)

Coupon:	None

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on October 28, 2010:

Bloomberg Ticker Symbol:	SPX

Current Index Value:	1,183.78

52 Weeks Ago:	1,042.63

52 Week High (on April 26, 2010):	1,219.80

52 Week Low (on July 1, 2010):	1,010.91

Underlying Index Historical Performance – Daily Closing Values October 31, 2005 to October 28, 2010

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The Buffered PLUS offer 200% leveraged upside on the positive performance of the underlying index, subject to a maximum payment at maturity of $11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount), and provide a buffer against a decline of 10% in the underlying index, ensuring a minimum payment of $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying index.
Payment Scenario 1
The underlying index increases in value and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10 plus 200% of the index percent increase, subject to a maximum payment at maturity of $11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount).

Payment Scenario 2	The underlying index declines in value by no more than 10% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10.
Payment Scenario 3
The underlying index declines in value by more than 10% and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value, plus the buffer amount of 10%.  (Example: if the underlying index decreases in value by 20%, the Buffered PLUS will redeem for $9.00, or 90% of the stated principal amount.)  The minimum payment at maturity is $1.00 per Buffered PLUS subject to the credit risk of HSBC.

Key Risks

Investment in the Buffered PLUS involve certain risks.  See “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

In the prospectus supplement, please consider:

▪	Risks Relating to All Note Issuances; and

▪	Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.

In this free writing prospectus, please consider:

▪	Buffered PLUS do not pay interest and may result in a loss;

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity;

▪	The market price will be influenced by many unpredictable factors;

▪	Investing in the Buffered PLUS is not equivalent to investing in the underlying index;

▪	Adjustments to the underlying index could adversely affect the value of the Buffered PLUS;

▪	Certain built-in costs are likely to adversely affect the value of the Buffered PLUS prior to maturity;

▪	Credit risk of HSBC USA Inc.;

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited;

▪	The calculation agent, which is HSBC or one if its affiliates, will make determinations with respect to the Buffered PLUS;

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS;

▪	The Buffered PLUS are not insured by any governmental agency of the United States or any other jurisdiction; and

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Buffered PLUS are senior unsecured debt securities of HSBC, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 3 shall refer to the “underlying index” herein.  At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the value of the underlying index on the valuation date.  Under no circumstances will the payment at maturity on the Buffered PLUS be less than $1.00 per Buffered PLUS.  All payments on the Buffered PLUS are subject to the credit risk of HSBC.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
November 23, 2010	November 29, 2010 (3 business days after the pricing date)	November 28, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Key Terms
Issuer:	HSBC USA Inc.
Underlying index:	S&P 500® Index
Underlying index publisher:	Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Denominations:	$10 per Buffered PLUS and integral multiples thereof
Interest:	None
Aggregate principal amount
Payment at maturity:	• If the final index value is greater than the initial index value: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%: $10

•      If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%:
($10 x the index performance factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x index percent increase
Leverage factor:	200%
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index percent increase:	(final index value – initial index value) / initial index value
Initial index value:	The index closing value on the pricing date as determined by the calculation agent
Final index value:	The index closing value on the valuation date as determined by the calculation agent
Valuation date:	November 23, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Index performance factor:	final index value / initial index value
Maximum payment at maturity:	$11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Risk factors:
Please see “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	40432R468
ISIN:	US40432R4680
Minimum ticketing size:	100 Buffered PLUS
Tax considerations:
There is no direct legal authority as to the proper tax treatment of each Buffered PLUS, and therefore significant aspects of the tax treatment of each Buffered PLUS is uncertain as to both the timing and character of any inclusion in income in respect of each Buffered PLUS.  Under one approach, each Buffered PLUS could be treated as a pre-paid forward or other executory contract with respect to the underlying index.  We intend to treat each Buffered PLUS consistent with this approach.  Pursuant to the terms of each Buffered PLUS, you agree to treat each Buffered PLUS under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat each Buffered PLUS as a pre-paid forward or other executory contract with respect to the underlying index.  Pursuant to this approach, we do not intend to report any income or gain with respect to each Buffered PLUS prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Buffered PLUS for more than one year at such time for U.S. federal income tax purposes.

In Notice 2008-2, the Internal Revenue Service and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Buffered PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital , and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying product supplement) of a Buffered PLUS is required to accrue income in respect of the Buffered PLUS prior to the receipt of payments under the Buffered PLUS or its earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Buffered PLUS as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the accompanying product supplement) of the Buffered PLUS could be subject to U.S. withholding tax in respect of a Buffered PLUS.  It is unclear whether any regulations or other guidance would apply to the Buffered PLUS (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Buffered PLUS.

For a further discussion of U.S. federal income tax consequences related to each Buffered PLUS, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

Trustee:
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Buffered PLUS will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):
Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Buffered PLUS from HSBC for distribution to Morgan Stanley Smith Barney LLC. HSBC Securities (USA) Inc. will act as agent for the Buffered PLUS and will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each Buffered PLUS they sell.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Buffered PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

This is a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

How Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	10%
Hypothetical maximum payment at maturity:
$11.90 per Buffered PLUS (119% of the stated principal amount).  The actual maximum payment at maturity will be between $11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount) and will be determined on the pricing date.

Minimum payment at maturity:	$1.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

▪
If the final index value is greater than the initial index value, investors would receive the $10 stated principal amount plus 200% of the appreciation of the underlying index over the term of the Buffered PLUS, subject to the hypothetical maximum payment at maturity of $11.90 per Buffered PLUS.  Under the payoff diagram, an investor would realize the hypothetical maximum payment at maturity at a final index value of 109.5% of the initial index value.

▪
If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%, investors would receive the stated principal amount of $10 per Buffered PLUS.

▪
If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%, investors would receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value, plus the buffer amount of 10%.  The minimum payment at maturity is $1.00 per Buffered PLUS.

▪	For example, if the underlying index depreciates 35%, investors would lose 25% of their principal and receive only $7.50 per Buffered PLUS at maturity, or 75% of the stated principal amount.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the closing value of the underlying index on the valuation date, as determined as follows:

If the final index value is greater than the initial index value:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final index value is less than or equal to the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%:

the stated principal amount of $10

If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%:

($10    X    Index Performance Factor)    +    $1.00

Because the index performance factor will be less than 0.9, the payment at maturity will be less than the stated principal amount under this scenario.

Under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Risk Factors
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3.  Investing in the Buffered PLUS is not equivalent to investing directly in any of the stocks comprising the underlying index.  You should understand the risks of investing in the Buffered PLUS and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Buffered PLUS in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement no. 3, including the explanation of risks relating to the Buffered PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement; and

“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪
Buffered PLUS do not pay interest and may result in a loss.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS, subject to the credit risk of HSBC.  If the final index value is less than 90% of the initial index value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the underlying index, plus $1.00 per Buffered PLUS subject to the credit risk of HSBC.

▪
The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity.  The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $11.70 to $12.10 per Buffered PLUS (117% to 121% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 200% exposure to any increase in the final index value over the initial index value, because the payment at maturity will be limited to 117% to 121% of the stated principal amount for the Buffered PLUS, any increase in the final index value over the initial index value by more than 108.5% to 110.5% of the initial index value will not further increase the return on the Buffered PLUS.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the underlying index, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The level of the underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪
Investing in the Buffered PLUS is not equivalent to investing in the underlying index.  Investing in the Buffered PLUS is not equivalent to investing in the underlying index or its component stocks.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪
Adjustments to the underlying index could adversely affect the value of the Buffered PLUS.  The underlying index publisher may add, delete or substitute the stocks constituting the underlying index or make other methodological changes that could change the value of the underlying index. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Certain built-in costs are likely to adversely affect the value of the Buffered PLUS prior to maturity. The original issue price of the Buffered PLUS includes the agent’s fees and commissions and the estimated cost of HSBC hedging

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

its obligations under the Buffered PLUS. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Buffered PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the stated maturity date could result in a substantial loss to you. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity.

▪
Credit risk of HSBC USA Inc.  The Buffered PLUS are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Buffered PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Buffered PLUS, including any repayment of principal provided by the buffer at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Buffered PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Buffered PLUS.

▪
The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Buffered PLUS.  As calculation agent, HSBC or one of its affiliates will determine the initial index value, will determine the final index value and will calculate the amount of cash you receive at maturity.  Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a discontinuance of the underlying index, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS.  One or more of our affiliates expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index.  Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value and, therefore, could increase the value at which the underlying index must close before an investor receives a payment at maturity that exceeds the stated principal amount of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of the underlying index on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The Buffered PLUS are not insured by any governmental agency of the United States or any other jurisdiction.  The Buffered PLUS are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Buffered PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Buffered PLUS.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a Buffered PLUS, please see the discussion under “Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Information about the S&P 500® Index

The S&P 500® Index. The S&P 500® Index is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of November 1, 2010 were: Information Technology, Financials, Consumer Staples, Health Care and Energy.

For more information about the S&P 500® Index, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Information

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the period from January 1, 2005 through October 28, 2010.  The following graph sets forth the historical performance of the S&P 500® Index based on the daily historical closing values from October 31, 2005 through October 28, 2010.  The closing value for the S&P 500® Index on October 28, 2010 was 1,183.78. We obtained the closing values below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the value of the underlying index on the valuation date.

S&P 500® Index	High	Low	Period End
2005
First Quarter	1,229.11	1,163.69	1,180.59
Second Quarter	1,219.59	1,136.15	1,191.33
Third Quarter	1,245.86	1,183.55	1,228.81
Fourth Quarter	1,275.80	1,168.20	1,248.29
2006
First Quarter	1,310.88	1,245.74	1,294.83
Second Quarter	1,326.70	1,219.29	1,270.20
Third Quarter	1,340.28	1,224.54	1,335.85
Fourth Quarter	1,431.81	1,327.10	1,418.30
2007
First Quarter	1,461.57	1,363.98	1,420.86
Second Quarter	1,540.56	1,416.37	1,503.35
Third Quarter	1,555.90	1,370.60	1,526.75
Fourth Quarter	1,576.09	1,406.10	1,468.36
2008
First Quarter	1,471.77	1,256.98	1,322.70
Second Quarter	1,440.24	1,272.00	1,280.00
Third Quarter	1,313.15	1,106.42	1,166.36
Fourth Quarter	1,167.03	741.02	903.25
2009
First Quarter	943.85	666.79	797.87
Second Quarter	956.23	783.32	919.32
Third Quarter	1,080.15	869.32	1,057.08
Fourth Quarter	1,130.38	1,019.95	1,115.10
2010
First Quarter	1,180.69	1,044.50	1,169.43
Second Quarter	1,219.80	1,028.33	1,030.71
Third Quarter	1,157.16	1,010.91	1,141.20
Fourth Quarter (through October 28, 2010)	1,196.14	1,131.87	1,183.78

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Underlying Index Historical Performance – Daily Closing Values October 31, 2005 to October 28, 2010

November 2010

Buffered PLUS Based on the Value of the S&P 500® Index due November 28, 2012
Buffered Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

This free writing prospectus relates to an offering of securities linked to the underlying index identified on the cover page.  The purchaser of a Buffered PLUS will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single underlying index.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Buffered PLUS relates to the underlying index identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying index or any component security included in the underlying index or as to the suitability of an investment in the Buffered PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered PLUS. If the terms of the Buffered PLUS offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement no. 3, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page PS-4 of the product supplement, on page S-3 of the prospectus supplement and on page US3-1 of underlying supplement no. 3, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at .www.sec.gov as follows:

•	The underlying supplement no. 3 at:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
•	The product supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
•	The prospectus supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
•	The prospectus at:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

November 2010